Exhibit 99.1

 (AMEX:GTA)

AT THE COMPANY

W. Bradley Blair, II

President and Chief Executive Officer

Scott D. Peters

Chief Financial Officer

(843) 723-4653

FOR IMMEDIATE RELEASE

September 28, 2004

GOLF TRUST OF AMERICA, INC.  ANNOUNCES

DELAY IN FILING OF FORM 8-K/A

CHARLESTON, SC, September 28, 2004 — Golf Trust of America, Inc. (AMEX:GTA - News) (the “Company”) announced today that the Company expects that the filing of its amended Form 8-K relating to the Westin Innisbrook Golf Resort (the “Resort”) will be delayed.

                The Company filed a Form 8-K on July 29, 2004 (the “July Form 8-K”) describing certain events related to the settlement of a number of issues involving the Resort.  As described in that Form 8-K, a subsidiary of the Company took ownership of the Resort pursuant to a settlement agreement among the parties as described therein following the default of Golf Host Resorts, Inc. (the “Borrower”) on the $79 million loan made by Golf Trust of America, L.P., an affiliate of the Company, to the Borrower.

                The Company’s July Form 8-K stated that the required financial statements and pro forma financial information related to the transactions described therein would be filed by September 28, 2004, as required by applicable federal securities laws.  In order to file the required financial statements and pro forma information related to the transactions, the Company must allocate the implicit purchase price of the Resort and the related entities acquired.  Allocating the implicit purchase price requires the Company to record all of the assets and liabilities of the Resort and the related entities acquired on the opening balance sheets of the legal entities established for the purpose of holding the assets and liabilities of the Resort and the related entities.  As part of the process of allocating the implicit purchase price of the Resort and related entities acquired, management determined that it was necessary to review and update, if necessary, the estimate of the Resort’s fair value.  The Resort’s fair market value is currently estimated to be $44.2 million based on a study that was commissioned in July of 2003, as described more fully in the Company’s public filings.  The Company has engaged its financial advisors to update the study of the fair value of Resort’s real estate and the Resort’s intangible value.  Pursuant to the Company’s management agreement with Westin, Westin will submit to the Company by not later than November 1, 2004 a proposed operating plan and budget for 2005 together with annualized projections of certain financial categories for the two operating years thereafter and a five year plan for the Resort.  Therefore, the Company’s management has elected to delay the filing of the amendment to the July Form 8-K so that the Company’s management and financial advisors have the benefit of this information in updating the study of fair value of the Resort completed in July of 2003.  The Company believes that this information will enable the Company to communicate more accurate information to its stockholders when it files by amendment the financial statements and pro forma financial information related to the transactions described in the July Form 8-K.  As consistently stated in the Company’s prior filings with the Securities and Exchange Commission, its assessment of the Resort’s fair value may decline at some future date, based on facts and circumstances prevailing at that time, and the asset may be written-down in the future.

                The Company expects to file an amendment to the July Form 8-K to include the required financial statements and pro forma financial information prior to such time as its Form 10-Q for the third quarter of 2004 must be filed.

                Subsequent to its most recent report on Form 10-Q, the Company consummated the closings of the disposition of two of its five remaining assets, Black Bear Golf Club and Wekiva Golf Course.  The Company does not at the present time anticipate a change in the plan of liquidation described in that report on Form 10-Q with respect to the Resort and the other two remaining assets, other than a possible adjustment of the valuation of the Resort resulting from management’s consideration of a variety of factors, the single most important of which is the updated study of the Resort.

                Golf Trust of America, Inc. was formerly a real estate investment trust but is now engaged in the liquidation of its interests in golf courses in the United States pursuant to a plan of liquidation approved by its stockholders. The Company currently owns three properties (7.0 eighteen-hole equivalent golf courses).  Additional information, including an archive of all corporate press releases, is available on the Company’s website at www.golftrust.com.

When used in this press release, the words or phrases “pro forma,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those presently anticipated or projected. Such risks and uncertainties include, but are not limited to, the risk that the financial statements required to be filed by amendment to the Form 8-K filed on July 29, 2004 may require longer than expected to prepare, the risk that the Company may face regulatory or other governmental action as a result of its failure to timely file the Amendment to the Form 8-K filed on July 29, 2004, the risk that cost savings and revenues resulting from the acquisition of the Resort and related legal entities may be lower than expected, industry cyclicality, fluctuations in customer demand and booking patterns, the seasonal nature of the Company’s business, changes in pricing and general economic conditions, the impact of recent unusual weather conditions in Florida, as well as other risks and uncertainties detailed in the Company’s other filings with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above and other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically declines any obligation, to publicly release the result of any revisions which may be made to any forward- looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.